UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

Office 234 – 10601 Southport Road SW
Calgary, Alberta, Canada T2W 3M6
(Address of principal executive offices)
Registrant’s telephone number, including area code:
403-278-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 29, 2013, Urban Barns Foods Inc., a corporation organized under the laws of the State of Nevada (the “Company”) announced that it had closed a private placement offering of 67,567,568 shares of its Class A common stock at $0.0148 per share (the "Private Placement Offering"). In accordance with the terms of the Private Placement Offering, the Company entered into that certain private placement subscription for non-U.S. subscriber dated October 21, 2013 (the" Subscription Agreement") with the sole subscriber of the Private Placement Offering, Dundee Agricultural Corporation ("Dundee"). The Company received aggregate proceeds of $1,000,000 from the Private Placement Offering. There were $80,000 in finder's fees paid.

The shares of Series A common stock were issued to one non-United States resident investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of Series A common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The investor executed the Subscription Agreement and acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of October 30, 2013 with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) the directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 221,113,964 shares of Class A common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Rights (1)
Officers and Directors:
Class A Common Stock	Daniel Meikleham (2) 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	22,062,500 (3)	9.97%
Class A Common Stock	Robyn Jackson (4) 72 Prestwick Estate Way SE Calgary, Alberta Canada T2Z 3Y9	6,150,000	2.78%
Class A Common Stock	Richard T. Groome (5) 1155 University Street, Suite 1310 Montreal, Quebec Canada H3B 3A7	21,600,000	9.77%
Class A Common Stock	Cesar Montilla (6) 1825 Miosotis Street,"Santa Maria", San Juan, Puerto Rico (USA), 00927	6,001,000	2.71%
Class A Common Stock	All Officers and Directors as a Group	56,813,500	25.69%
5% or Greater Beneficial Owners
Class A Common Stock	Dundee Agricultural Company 1 Adelaide Street Suite 2100 Toronto, Ontario Canada M5C 2V9	67,567,568	30.56%
Class A Common Stock	Jacob Benne (7) 7170 Glover Drive Milner, British Columbia Canada V0X 1T0	22,037,500 (8)	9.96%

(1)	Based on 221,113,964 shares of Class A Common Stock issued and outstanding as of October 30, 2013.
(2)	Daniel Meikleham is our President/Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.
(3)	Includes 21,800,000 shares of Class A Common Stock held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power.
(4)	Robyn Jackson is our Vice President, Logistics and Director.
(5)	Richard Groome is a Director.
(6)	Cesar Montilla is a Director.
(7)	Jacob Benne resigned as our Chief Executive Officer and Director effective October 2, 2013.
(8)	Includes 21,775,000 shares of Class A Common Stock held by the Benne Family Trust, a trust over which Mr. Benne has sole voting and investment power.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 30, 2013	Urban Barns Foods Inc.
(Registrant)

/s/ Daniel Meikleham
Daniel Meikleham
President, Chief
Executive Officer,
Director